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INTER-TEL (DELAWARE), INCORPORATED
(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steven G. Mihaylo issued the following press release on June 26, 2007:

Media Contact:

Sitrick And Company

Terry Fahn or John Lippman

(310) 788-2850

Investor Contact:

MacKenzie Partners

Dan Burch or Amy Bilbija

(212) 929-5500

Glass Lewis Joins ISS in Recommending Shareholders Vote AGAINST Inter-Tel Buyout by Mitel

Mihaylo Reiterates Intention not to Tender His Shares In His Proposed Recapitalization Unless Offer Is Undersubscribed

TEMPE, AZ – June 26, 2007 – Steven G. Mihaylo, founder and former Chief Executive Officer of Inter-Tel (Delaware), Incorporated (NasdaqNM: INTL) today announced Glass Lewis & Co. (“Glass Lewis”), a leading provider of proxy and risk analysis to institutional investors, recommended that shareholders vote AGAINST the proposed buyout by Mitel Networks Corporation ("Mitel") at the June 29th shareholder meeting.

The Glass Lewis report stated:1

•	Shareholders are “best served” in a sale “when bidders are forced to compete before a formal agreement is reached.”

•	The implied premium value of 7.6% is “particularly low” compared to Inter-Tel’s unaffected share price.

•	The implied valuation of the merger “falls below” mean and median valuations observed in a comparable peer analysis.

•	The fairness opinion has not been “reasonably prepared.”

“Given these considerations, we are hard pressed to recommend that shareholders support the board’s recommendation,” Glass Lewis said.2 Glass Lewis is the second proxy advisor to announce its recommendation that shareholders vote AGAINST the Mitel offer. Institutional Shareholder Services (“ISS”) on June 20, 2007, also recommended that shareholders vote AGAINST the merger.

____________________________

1	Permission to use quoted material was neither sought nor obtained.

2	Permission to use quoted material was neither sought nor obtained.

Mr. Mihaylo also reiterated his confidence in the Company, if recapitalized, and his willingness to retain his entire stake in the Company if Inter-Tel adopts his proposed recapitalization and the buyback is fully subscribed.

“I intend to retain all of my Inter-Tel shares unless the tender is undersubscribed because I am confident in my recapitalization proposal and the future of Inter-Tel and I believe that shareholders will receive greater value under my proposal,” stated Mr. Mihaylo. “I have also repeatedly indicated my willingness to negotiate with the Board to cap my voting power with respect to future sale transactions to avoid any concerns that I might be seeking to acquire greater influence in connection with any sale transaction.”

“Two leading proxy advisors have now advised shareholders to vote AGAINST the Mitel merger and I think shareholders should take that into consideration when they cast their vote,” Mr. Mihaylo added.

Send the Board of Inter-Tel a message that you believe the Mitel offer undervalues your investment – VOTE NO on June 29th.

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